As Filed with the Securities and Exchange Commission on March 30, 2009. Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

                                Delaware                                                                                               43-1273600
(State or other jurisdiction of incorporation or organization)                       (I.R.S. Employer Identification No.)

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501 North Broadway
St. Louis, MO 63102
(314) 342-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James M. Zemlyak
Senior Vice President, Chief Financial Officer and Treasurer
Stifel Financial Corp.
501 North Broadway
St. Louis, MO 63102
(314) 342-2000
Fax:  (314) 342-2097
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James L. Nouss, Jr., Esq.
Robert J. Endicott, Esq.
Bryan Cave LLP
211 North Broadway, Suite 3600
St. Louis, MO 63102
(314) 259-2000
Fax:  (314) 259-2020

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.[ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

        Large accelerated filer  [X]                                                                                                    Accelerated filer [ ]

        Non-accelerated  filer  (Do not check if a smaller reporting company) [ ]                    Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (2)	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (1)
Common Stock, par value $0.15 per share	__	__	__
Preferred Stock	__	__	__
Debt Securities	__	__	__
Warrants to Purchase Common Stock (3)	__	__	__
Warrants to Purchase Preferred Stock (3)	__	__	__
Warrants to Purchase Debt Securities (3)	__	__	__

(1)     An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee. The securities may be offered and sold by the registrant and/or may be offered and sold from time to time by one or more selling security holders to be identified in the future.

(2)     Also includes such indeterminate number of shares of common stock and preferred stock or amount of debt securities as may be issued upon conversion or exercise of, or exchange for, any debt securities, preferred stock, or warrants that provide for conversion, exercise or exchange for other securities. No separate consideration will be received for the preferred stock or common stock or debt securities issuable upon conversion of or in exchange for debt securities or preferred stock. Also includes such indeterminate number of shares of common stock and preferred stock or amount of debt securities as may be required for delivery upon exercise of warrants, or conversion or exchange of any debt securities or preferred stock, as a result of anti-dilution provisions thereof.

(3)     Represents an indeterminate number of warrants as may be issued at indeterminate prices, representing rights to purchase common stock, preferred stock and debt securities, or any combination. Such warrants may be issued independently or together with debt securities, preferred stock or common stock, and the warrants may be sold at the same or different time as those offered securities.

  Explanatory Note

This Registration Statement serves to transition the outstanding and effective shelf registration statement of Stifel Financial Corp, filed with the Securities and Exchange Commission on November 19, 2007 (Registration Statement No. 333-147515) to this registration statement. Upon filing and automatic effectiveness, this registration statement replaces the previous registration statement.

This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

STIFEL FINANCIAL CORP.

Common Stock • Preferred Stock • Debt Securities • Warrants

We may offer from time to time, in one or more series, any one or any combination of the following:

•         shares of common stock;

•         shares of preferred stock;

•         debt securities; or

•         warrants.

Our common stock is traded on the New York Stock Exchange ("NYSE") and the Chicago Stock Exchange ("CSX") under the symbol "SF." Unless we state otherwise in a prospectus supplement, we will not list any of the preferred stock, debt securities or warrants on any securities exchange.

Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest in any of our securities.

You should read this prospectus and the applicable prospectus supplement, as well as the risks contained or described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, before you invest in any of our securities.

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Investing in these securities involves certain risks. See "Risk Factors" beginning on page 13 of our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2009.

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You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not only assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Unless the context indicates otherwise, all references in this report to Stifel, the Company, us, we, or our include Stifel Financial Corp. and its subsidiaries.

Table of Contents

About this Prospectus	1
The Company	1
Where you Can Find Additional Information	2
Cautionary Statement Regarding Forward-Looking Statements	2
Risk Factors	3
Use of Proceeds	3
Ratio of Earnings to Fixed Charges	4
Description of Capital Stock	4
Description of Debt Securities	6
Description of Warrants	7
Plan of Distribution	8
Selling Security Holders	9
Validity of Securities	9
Experts	9

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus.

Before purchasing any securities, you should carefully read both this prospectus and any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with additional information described under the heading "Where You Can Find Additional Information."

THE COMPANY

We are a financial services holding company headquartered in St. Louis, Missouri. Our principal subsidiary is Stifel, Nicolaus & Company, Incorporated ("Stifel Nicolaus"), a full service retail and institutional brokerage and investment banking firm. Our other subsidiaries include Century Securities Associates, Inc. ("CSA"), an independent contractor broker-dealer firm, Stifel Nicolaus Limited ("SN Ltd"), our international subsidiary, and Stifel Bank & Trust ("Stifel Bank"), a retail and commercial bank. With our century-old operating history, we have built a diversified business focused primarily on serving private clients, institutional investors and investment banking clients located across the country. We have grown both organically as well as through acquisitions, including our acquisitions of (1) the Capital Markets business of Legg Mason in 2005; (2) Ryan Beck & Company, Inc., a full-service brokerage and investment banking firm in 2007; (3) First Service Financial Company, a St. Louis-based bank holding company in 2007 and (4) Butler Wick & Company, Inc., a broker-dealer firm on December 31, 2008.

Our principal activities are: (1) private client services, including securities transactions and financial planning services; (2) institutional equity and fixed income sales and trading; (3) investment banking, including public offerings, private placements, and mergers and acquisitions, and (4) retail and commercial banking, including personal and commercial lending programs. Our proprietary, highly-regarded securities research product is important to all of these businesses.

Our private client business consists of an extensive network of financial advisors located in branch offices nationally, with a concentration in the Midwest and Mid-Atlantic regions, and with a growing presence in the Northeast, Southeast and Western United States. Our private client professionals provide retail brokerage and financial advisory services to individuals. Our institutional equity and fixed income sales and trading business provide services to institutional investors and money managers as well as municipalities and corporations in the United States. In addition, SN Ltd provides equity sales and trading services to institutional investors in Europe through its offices located in London, Geneva and Madrid.  Our investment banking business focuses on middle market companies as well as on larger companies in targeted industries where we have particular expertise.

CSA is a broker-dealer serving independent securities brokers nationwide. Through Stifel Bank we offer retail and commercial banking services to meet the needs of our clients, including personal loan programs, commercial lending programs and other banking products.

On May 12, 2008, our Board of Directors authorized a 50% stock dividend, which was made in the form of a three-for-two stock split to shareholders of record on May 29, 2008 and distributed on June 12, 2008. All share and per share amounts in this Registration Statement on Form S-3 reflect this stock split.

Our principal executive offices are located at 501 North Broadway, St. Louis, Missouri, 63102 and our telephone number is (314) 342-2000. We maintain a website at www.stifel.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:

•         Annual Report on Form 10-K for the year ended December 31, 2008;

•         Definitive Proxy Statement for the 2008 Annual Meeting of Stockholders;

•         Current Reports on Form 8-K dated March 23, 2009 (except, in any case, the portions furnished and not filed pursuant to Item 7.01 or otherwise); and.

•         Description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on April 29, 1987.

You may also request copies of our filings, free of charge, by telephone at (314) 342-2000 or by mail at: Stifel Financial Corp., 501 North Broadway, St. Louis, Missouri 63102, attention: Investor Relations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about our business. These forward looking statements include, among other things, statements other than historical information or statements of current condition and may relate to our future plans and objectives and results, and also may include our belief regarding the effect of various legal proceedings, as set forth under "Legal Proceedings" in Part I, Item 3 of our Annual Report on Form 10-K, which is incorporated by reference herein. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including those factors discussed in Item 1A, "Risk Factors", as well as those factors discussed under "External Factors Impacting Our Business" included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K, which is incorporated by reference herein.

You can identify these statements from our use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect" and similar expressions. These forward-looking statements include statements relating to:

•         our goals, intentions and expectations;

•         our business plans and growth strategies;

•         our ability to integrate and manage our acquired businesses;

•         estimates of our risks and future costs and benefits; and

•         forecasted demographic and economic trends relating to our industry.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the documents incorporated by reference. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events, unless we are obligated to do so under federal securities laws.

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus used in connection with an offering of our securities, before making an investment decision, including those risks identified under Item IA. "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus or a prospectus supplement.

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our securities to decline.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges presented below should be read together with the consolidated financial statements and the notes accompanying them and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2008, incorporated by reference into this prospectus. For purposes of the computation of the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense plus the interest component of lease rental expense.

	Year ended December 31,
	2003	2004	2005	2006	2007	2008
Ratio of Earnings to Fixed Charges	4.14x	5.84x	4.44x	2.08x	2.35x	4.16x

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 3,000,000 shares of preferred stock, par value $1.00 per share, and 30,000,000 shares of common stock, par value $0.15 per share.

Preferred Stock

Any number of the 3,000,000 authorized shares of preferred stock may be issued from time to time in one or more series of preferred stock. The designations, the relative preferences and participating, optional and other special rights, and the qualifications, limitations or restrictions of other series, if any, may differ from those of any and all other series, and, pursuant to our certificate of incorporation, our Board of Directors is authorized to fix by resolution or resolutions prior to the issuance of any shares of any series of preferred stock, the designation, preferences, relative, participating, optional and other special rights or the qualifications, limitations or restrictions of such series, including without limiting the generality of the foregoing, the following:

•         the date and time at which, and the terms and conditions on which, dividends on such series of preferred stock shall be paid;

•         the right, if any of the holders of shares of such series of preferred stock to vote and the manner of voting, except as may otherwise be provided by the General Corporation Law of the State of Delaware;

•         the right, if any, of the holders of shares of such series of preferred stock to convert the same into or exchange the same for other classes of our stock and the terms and conditions for such conversion and exchange;

•         the redemption price or prices and the time at which, and the terms and conditions on which, the shares of such series of preferred stock may be redeemed;

•         the rights of the holders of shares of such series of preferred stock upon the voluntary or involuntary liquidation, distribution, or sale of assets, dissolution or winding up of our company; and

•         the terms of the sinking fund or redemption or purchase account, if any, to be provided for such series of preferred stock.

Subject to the provisions of any series of preferred stock, dividends payable on our common stock in cash or otherwise may be declared and paid on the shares of our common stock from time to time out of any funds or property legally available therefor, and in the event of any such declaration or payment the holders of our common stock shall be entitled, to the exclusion of the holders of the preferred stock, to share therein.

In the event of any liquidation, dissolution or winding up of our company, after distribution and payment in full shall have been made to the holders of the preferred stock in accordance with the terms thereof, the remainder of our assets, if any, shall be distributed pro rata among the holders of our common stock.

Except as otherwise provided in any prospectus supplement, all shares of the same series of preferred stock will be identical with each other share of said stock. The shares of different series may differ, including as to rank, as may be provided in our certificate of incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our certificate of incorporation to increase or decrease the number of authorized shares of preferred stock. Unless otherwise provided in any prospectus supplement, all shares of preferred stock will be fully paid and non-assessable.

The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. That prospectus supplement may not restate the amendment to our certificate of incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. Any certificate of amendment to our certificate of incorporation or board resolution will be filed with the Secretary of State of the State of Delaware and with the SEC.

Redemption.  All shares of any series of preferred stock will be redeemable to the extent set forth in the applicable prospectus supplement.

Conversion or Exchange.  Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or debt securities to the extent set forth in the applicable prospectus supplement.

Preemptive Rights.  No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

Voting Rights.  Except as indicated in the applicable prospectus supplement, the holders of preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. Except as indicated in the applicable prospectus supplement, the holders of common stock and the holders of all series of preferred stock will vote together as one class, except as otherwise provided by law and except as set forth below.

Common Stock

The following is a summary of the material terms and rights associated with our common stock and certain provisions of our certificate of incorporation and bylaws. Since the terms of our certificate of incorporation and bylaws, and Delaware corporate law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Delaware law for a complete statement of the terms and rights of our common stock. If you would like to read those documents, they are on file with the SEC, as described under the heading "Where You Can Find Additional Information."

As of March 20, 2009, there were 27,291,684 shares of common stock outstanding that were held of record by approximately 7,300 stockholders. The holders of common stock, subject to the provisions of our bylaws and the General Corporation Law of the State of Delaware relating to the fixing of a record date, are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of the directors.  Subject to the provisions of any series of preferred stock, dividends payable on our common stock in cash or otherwise may be declared and paid on the shares of our common stock from time to time out of any funds or property legally available therefor, and in the event of any such declaration or payment the holders of our common stock shall be entitled, to the exclusion of the holders of the preferred stock, to share therein.  In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Computershare Limited is the transfer agent and registrar for our common stock. Our common stock is listed on the NYSE and the CSX under the symbol "SF."

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without stockholder approval, subject to applicable rules of the NYSE and the CSX, for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of our company through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of our company.

DESCRIPTION OF DEBT SECURITIES

This section describes some of the general terms of the debt securities that we may issue, either separately or upon exercise of a warrant. Each prospectus supplement will describe the particular terms of the debt securities we are offering under that supplement. Each prospectus supplement will also indicate the extent, if any, to which such general provisions may not apply to the particular debt securities we are offering under that supplement. When we refer to a prospectus supplement we are also referring to any applicable pricing supplement or any applicable free writing prospectus.

We will issue the debt securities under one or more indentures that will be entered into between us and a trustee that will be a qualified trustee under the Trust Indenture Act of 1939. We will file any such indenture with the SEC and will summarize the material provisions thereof in a prospectus supplement. We urge you to read any such indenture and the debt securities because they, and not this or any subsequently-filed description, define your rights as holders of the debt securities.

The debt securities will be our unsecured obligations. The debt securities may be referred to as debentures, notes or other unsecured evidences of indebtedness. We may issue the debt securities at various times in different series, each of which may have different terms.

The prospectus supplement relating to the particular series of debt securities we are offering will include the following information concerning those debt securities:

•         the title of the debt securities;

      •         any limit on the amount of such debt securities that we may offer;

      •         the price at which we are offering the debt securities. We will usually express the price as a percentage of the principal amount;

      •         the amortization schedule, maturity date or retirement of the debt securities;

       •         the interest rate per annum on the debt securities. We may specify a fixed rate or a variable rate, or we may offer debt securities that do not bear interest but are sold at a substantial discount from the amount payable at maturity. We may also specify how the rate or rates on the debt securities will be determined and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

       •         the date from which interest on the debt securities will accrue or how the dates will be determined;

       •         the dates on which we will pay interest and the regular record dates for determining which holders are entitled to receive the interest;

       •         the dates, if any, on which or after which, and the prices and other terms at which, we are required to redeem the debt securities or have the option to redeem the debt securities;

       •         the circumstances, if any, under which we may be obligated to make an offer to repurchase the debt securities upon the occurrence of a change in control;

       •         any provisions, if any, with respect to amortization, sinking funds or retirement;

       •         any limitations, if any, on our right to defease our obligations under the debt securities by depositing cash or securities;

       •         the amount that we would be required to pay if the maturity of the debt securities is accelerated, if that amount is other than the principal amount;

       •         any additional restrictive covenants or other material terms relating to the debt securities;

       •         the terms, if any, upon which the debt securities may be converted into or exchanged for common stock, preferred stock or debt securities;

       •         any additional events of default that will apply to the debt securities;

       •         currency or currencies, if other than the currency of the United States, in which principal and interest will be paid. If the currency will be determined under an index, the details concerning such index; and

       •         other material terms of the debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under warrant agreements to be entered into between us and a warrant agent that we will name in the applicable prospectus supplement or other offering material.

The prospectus supplement or other offering material relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•         the title of the warrants;

•         the aggregate number of warrants offered;

•         the price or prices at which the warrants will be issued;

•         the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

•         the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•         the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

•         the dates or periods during which the warrants are exercisable;

•         the designation and terms of any securities with which the warrants are issued as a unit;

•         if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•         any minimum or maximum amount of warrants that may be exercised at any one time;

•         any terms relating to the modification of the warrants; and

•         any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our common stock or preferred stock or debt securities will not be exercisable until at least one year from the date of sale of the warrant.

The applicable prospectus supplement or other offering material will describe the specific terms of any warrant units.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time in the following manner or any manner specified in a prospectus supplement:

•         directly to purchasers;

•         through agents;

•         through underwriters; and

•         through dealers.

The prospectus supplement with respect to any offering of securities will set forth the terms of the offering, including:

•         the name or names of any underwriters, dealers or agents;

•         the purchase price of the securities and the proceeds to us from the sale;

•         any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

•         any delayed delivery arrangements.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the "Securities Act") and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities and Exchange Act of 1934, as amended, which we incorporate by reference into this registration statement.

VALIDITY OF SECURITIES

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the authorization and validity of such securities will be passed upon for Stifel Financial Corp. by Bryan Cave LLP, St. Louis, Missouri.

EXPERTS

The consolidated financial statements of Stifel Financial Corp. appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2008 (including the schedule appearing therein), and the effectiveness of Stifel Financial Corp.'s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in its reports thereon, and incorporated herein by reference. At December 31, 2007 and for each of the two years in the period then ended, the consolidated financial statements (including the schedule appearing therein) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the shares of common stock will be borne by the registrant. Such expenses are estimated to be as follows:

SEC registration fee	$ (1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee's fees and expenses	(2)
Transfer agent fees and expenses	(2)
Printing and mailing expenses	(2)
Miscellaneous	(2)
Total	$ (2)

___________________

(1)  Deferred in reliance on Rule 456(b) and 457(r).

(2)  An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. The following is a summary of Section 145 of the General Corporation Law of the State of Delaware ("Delaware Law").

Subject to restrictions contained in Delaware Law, a corporation may indemnify any person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in connection with any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A present or former director or officer who is successful on the merits or otherwise in any suit or matter covered by the indemnification statute shall be indemnified and indemnification is otherwise authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required.  Such determination shall be made by a majority vote of the board of directors who were not parties to such action, suit or proceeding, even though less than a quorum, a committee of such directors designated by majority vote of such directors, even though less than a quorum, or if there are no such directors, or if such directors so direct, by special independent counsel in a written opinion, or by the stockholders. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that the recipient is not entitled to indemnification under the statute. The indemnification provided by statute is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability asserted against him or her and incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting corporation, and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if such person had served the resulting or surviving corporation in the same capacity.

The Registrant's certificate of incorporation provides generally that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Section 6.4 of our Amended and Restated By-Laws provides for indemnification by Stifel of each person who is or was a director, officer or employee of the Registrant (or is or was serving as a director, officer or employee of any other enterprise at the request of the Registrant) to the full extent authorized by law. Certain of the directors also have indemnification agreements with the Registrant which provide for indemnification to the fullest extent permitted by the Delaware Law or by any amendment thereof or any other statutory provisions authorizing or permitting indemnification.

In addition, Delaware Law and our bylaws authorize us to purchase insurance for our directors and officers insuring them against certain risks as to which we may be unable lawfully to indemnify them. We have purchased insurance coverage for our directors and officers as well as insurance coverage to reimburse us for potential costs of corporate indemnification of our directors and officers.

Item 16.  Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.  Undertakings.

(a)    The undersigned Registrant hereby undertakes:

            (1)        To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

      (i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

            (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

      (5)        If the warrants to be issued are to be offered to existing security holders of the registrant pursuant to warrants or rights and any securities not taken by security holders of the registrant are to be reoffered to the public, then the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering

            (6)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

            (7)        To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

            (8)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (9)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Stifel Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on March 30, 2009.

                                                                                                                        STIFEL FINANCIAL CORP.
                                                                                                                        (Registrant)

                                                                                                                        By:    /s/Ronald J. Kruszewski

                                                                                                                        Ronald J. Kruszewski
                                                                                                                        Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald J. Kruszewski and James M. Zemlyak, and each of them (with full power of each to act alone), severally, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him to execute in his name, place and stead (individually and in any capacity stated below) any and all amendments to this registration statement (including post-effective amendments), and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings contemplated by this registration statement, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933,as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Ronald J. Kruszewski	Chairman of the Board, President, Chief Executive Officer (Principal Executive Officer), and Director	March 30, 2009
Ronald J. Kruszewski
/s/ James M.Zemlyak James M. Zemlyak	Senior Vice President , Chief Financial Officer, Treasurer (Principal Financial and Accounting Officer), and Director	March 30, 2009
/s/ Robert J. Baer	Director	March 30, 2009
Robert J. Baer
/s/ Bruce A. Beda	Director	March 30, 2009
Bruce A. Beda
/s/ Charles A. Dill	Director	March 30, 2009
Charles A. Dill
/s/ John P. Dubinsky	Director	March 30, 2009
John P. Dubinsky
/s/ Richard F. Ford	Director	March 30, 2009
Richard F. Ford
/s/ Frederick O. Hanser	Director	March 30, 2009
Frederick O. Hanser
/s/ Richard J. Himelfarb	Director	March 30, 2009
Richard J. Himelfarb
/s/ Robert E. Lefton	Director	March 30, 2009
Robert E. Lefton
/s/ Scott B. McCuaig	Director	March 30, 2009
Scott B. McCuaig
/s/ Thomas P. Mulroy	Director	March 30, 2009
Thomas P. Mulroy
/s/ James M. Oates	Director	March 30, 2009
James M. Oates
/s/ Ben A. Plotkin	Director	March 30, 2009
Ben A. Plotkin
/s/ Kelvin R. Westbrook	Director	March 30, 2009
Kelvin R. Westbrook

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement for Debt Securities*
1.2	Form of Underwriting Agreement for Common Stock*
1.3	Form of Underwriting Agreement for Preferred Stock*
1.4	Form of Underwriting Agreement for Warrants*
4.1

Amended and Restated Certificate of Incorporation of Stifel Financial Corp. filed with the Secretary of State of Delaware on May 31, 2001, incorporated herein by reference to Exhibit 3.(a) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001

4.2	Amended and Restated By-Laws of Stifel Financial Corp., incorporated herein by reference to Exhibit 3.(b)(1) to the Company's Annual Report on Form 10-K for the fiscal year ended July 30, 1993
4.3	Form of Senior Indenture*
4.4	Specimen Stock Certificate, incorporated herein by reference to Exhibit 7 to the Company's Registration Statement on Form 8-A filed April 29, 1987
4.5

Form of Preferred Stock - Any amendment to Stifel Financial Corp.'s Restated Certificate of Incorporation authorizing the creation of any series of Preferred Stock setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.

4.6	Form of Debt Security*
4.7	Form of Warrant Agreement (including form of warrant certificate)*
5.1	Opinion of Bryan Cave LLP
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
23.3	Consent of Deloitte & Touche LLP
24.1	Powers of Attorney (included in the signature page hereto)
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture**

                                                                                            _________________

*    To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**   To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.